Calculation of Filing Fee Tables
S-1
Entero Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	4,945,510	$ 2.126	$ 10,514,154.26	0.0001531	$ 1,609.72
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,514,154.26		$ 1,609.72
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,609.72
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities. Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $2.126, the average of the high and low reported sales prices of Entero Therapeutics, Inc.'s (the "Company") common stock, par value $0.0001 per share ("Common Stock"), on the Nasdaq Capital Market on August 22, 2025. Consists of 4,945,510 shares of Common Stock, comprised of (i) 1,626,282 shares of common stock issuable upon exercise of pre-funded warrants and (ii) 3,319,228shares of common stock issuable upon exercise of common warrants issued by us in a private placement to the selling stockholders that are party to the Securities Purchase Agreement, dated August 9, 2025. The share information gives retroactive effect to a 1-for-3 reverse split of our common stock that became effective on August 18, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A